EXHIBIT 12.1

                 CENTRAL POWER AND LIGHT COMPANY (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
                            (Thousands Except Ratio)
                                   (Unaudited)


Operating Income                                                     $267,543

Adjustments:
  Income taxes                                                         60,611
  Provision for deferred income taxes                                  27,972
  Deferred investment tax credits                                      (4,674)
  Other income and deductions                                          16,065
  Allowance for borrowed and equity funds
    used during construction                                            4,458
                                                                    ---------
        Earnings                                                     $371,975
                                                                    =========


Fixed Charges:
  Interest on long-term debt                                         $101,606
  Interest on short-term debt and other                                29,889
  Distributions on Trust Preferred Securities                          10,533
                                                                    ---------

        Fixed Charges                                                $142,028
                                                                    =========


Ratio of Earnings to Fixed Charges                                       2.62
                                                                    =========